EXHIBIT 32

CERTIFICATION OF
CHIEF EXECUTIVE OFFICER AND PRINCIPAL ACCOUNTING OFFICER

This certification is given by the undersigned Chief Executive Officer and Chief Financial Officer of Venture Financial Group, Inc. (the "Registrant") pursuant to Section 906 of the Sarbanes-Oxley Act of 2002. Each of the undersigned hereby certifies, with respect to the Registrant's annual report of Form 10-K for the period ended December 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Registrant.

/s/ Ken F. Parsons, Sr. Ken F. Parsons, Sr. Chief Executive Officer, and Chairman of the Board (principal executive officer)

/s/ Sandra L. Sager, CPA Sandra L. Sager, CPA Chief Executive Officer, and Chairman of the Board (principal financial officer; and principal accounting officer)
March 17, 2006